Exhibit 10.4

FIRST AMENDMENT TO EXECUTIVE BONUS AGREEMENT

(DTAC and DTAG)

This Amendment is effective as of the 1st day of January, 2009 by and among DT Acceptance Corporation (“DTAC”) and DriveTime Automotive Group, Inc. (“DTAG”)(collectively, the “Company”) and Mark Sauder (the “Employee”).

RECITALS

A. The Company and Employee are parties to an Executive Bonus Agreement, dated as of July 13, 2005 (the “Agreement”) pursuant to which the Employee replaced certain benefits under an Executive Sale Participation Plan, dated January 1, 2004 with certain payments following the Payment Date as set forth in the Agreement.

B. The Company and Employee desire to amend the Agreement on the terms and conditions set forth in this Amendment.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such terms in the Agreement.

2. Amendment to Section 3 of the Agreement. Effective as of January 1, 2009, Section 3 of the Agreement is amended to delete the current table in that section and replace it as follows:

Date of Contribution	Amount of Contribution
May 1, 2006	$2,000,000
May 1, 2007	$2,000,000
May 1, 2008	$2,000,000
May 1, 2009	$1,000,000
May 1, 2010	$1,000,000
May 1, 2011	$2,000,000

3. Amendment to Section 6(e)(iii). Effective as of January 1, 2009, “2010” in Section 6(e)(iii) shall be changed to 2011.

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Jon Ehlinger
Its:	Secretary

DT ACCEPTANCE CORPORATION

By:	/s/ Jon Ehlinger
Its:	Secretary

/s/ Mark Sauder
Mark Sauder

Date:	4/7/09